Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-226343, 333-252233 and 333-266606) on Form S-8 and (No. 333-266617) on Form S-3 of our report dated March 7, 2023, with respect to the financial statements of Neuronetics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 7, 2023